UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 29, 2014

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

677 Broadway, 2nd Floor

Albany, New York

(Address of Principal Executive Offices)

12207

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 29, 2014, Gleacher & Company, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Covington & Burling LLP, located at 620 Eighth Avenue, New York, NY 10018, in accordance with the Notice of Annual Meeting of Stockholders sent on or about May 9, 2014 to all stockholders of record at the close of business on April 21, 2014. The final results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are set forth below.

Matter 1: Approval of the Voluntary Dissolution and Liquidation of the Company Pursuant to a Plan of Dissolution and Liquidation:

At the Annual Meeting, the stockholders approved the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”).  Matter 1 received the following votes:

For:	4,961,651
Against:	14,285
Abstain:	154
Broker non-votes:	674,859

Matter 2: Approval to Grant Discretionary Authority to the Board of Directors to Adjourn the Annual Meeting to Solicit Additional Proxies:

At the Annual Meeting, the stockholders approved the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum were present, to solicit additional proxies, if necessary or appropriate, in the event that there were insufficient shares present in person or by proxy voting in favor of the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.  Matter 2 received the following votes:

For:	4,939,881
Against:	35,966
Abstain:	243
Broker non-votes:	674,859

Matter 3:  Election of Directors:

At the Annual Meeting, each of the director nominees listed below were elected for one-year terms expiring at the 2015 annual meeting of stockholders and received the number of votes set forth after their respective names below.

	For:	Against:	Abstain:	Broker non-votes:
Marshall Cohen	4,834,210	129,018	12,862	674,859
Keith B. Hall	4,907,961	55,256	12,873	674,859
Jaime Lifton	4,908,094	55,123	12,873	674,859
Mark R. Patterson	4,906,463	56,754	12,873	674,859
Christopher R. Pechock	4,394,238	568,979	12,873	674,859

Matter 4: Ratification of Appointment of Independent Registered Public Accounting Firm:

At the Annual Meeting, the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was ratified.  Matter 4 received the following votes:

For:	5,626,186
Against:	6,723
Abstain:	18,040
Broker non-votes:	0

Matter 5: Advisory Vote to Approve Executive Compensation:

At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  Matter 5 received the following votes:

For:	4,730,322
Against:	220,468
Abstain:	25,300
Broker non-votes:	674,859

Item 8.01.                                        Other Events.

Based on the approval of the Plan of Dissolution by the Company’s stockholders, and absent unforeseen events, the Company anticipates filing a certificate of dissolution on or about June 30, 2014.  Under applicable law, as of the date and time of such filing (the “Effective Time”), the Company will, as a general matter, no longer be able to issue stock, and consequently it will close its stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates).  At the Effective Time, the Company also expects that its common stock will be suspended on the NASDAQ Global Market if not previously suspended.

Following the Effective Time, the Company’s stockholders of record and holders of options to purchase the Company’s common stock will not be able to transfer shares or exercise their options to purchase shares.  However, persons who hold ownership interests in the Company’s shares in book-entry form through the Depository Trust Company, and other persons with ownership interests held in “street name” by a broker, bank or other nominee, may be able to make transfers of their ownership interest following the Effective Time, but only if a broker or other trader then makes a market in the Company’s common stock.  There is no guarantee that such a market will exist following the Effective Time.  The Company intends to notify each of its stockholders of record and option holders by U.S. mail of the steps they must take if they wish to transfer shares or exercise their options, as applicable.  Forms of the Company’s letter to its stockholders and letter to its option holders are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

99.1 — Form of Letter to Stockholders of Gleacher & Company, Inc., dated June     , 2014.

99.2 — Form of Letter to Holders of Options to Purchase Common Stock of Gleacher & Company, Inc., dated June     , 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

By:	/s/ Christopher J. Kearns
Name:	Christopher J. Kearns
Title:	Chief Restructuring Officer and Chief Executive Officer

Dated:  June 4, 2014